Management Licensing Agreement dated June 29, 2005.


BETWEEN :                  Beta Enterprises Inc.
                           802 - 728 Broughton Street
                           Vancouver, British Columbia
                           Canada


                           (the "Licensor")

AND :                      Paracap Corporation
                           5525 West Boulevard, Suite 443
                           Vancouver, British Columbia
                                    Canada


                           (the "Licensee")


RECITALS

1. The Licensee by itself or through affiliated companies has operating experience, knowledge, know-how and ability in the development and opening and operation of liquor stores in Canada.

2. The Licensee has requested and the Licensor has agreed to grant to the Licensee the right and license to manage and operate the Licensor's store located at 12968 232nd Street, Maple Ridge, British Columbia and a right of first refusal to negotiate terms over the future possibility for the Licensee to manage and operate a further number of the Licensor's stores located in the Lower Mainland of British Columbia.


         All of the aforementioned rights including: the right and license to manage the Licensor's store located at 12968 232nd Street, Maple Ridge, British Columbia; a right of first refusal to negotiate terms over the future possibility for the Licensee to manage and operate a further number of the Licensor's stores in the Lower Mainland of British Columbia are hereinafter collectively called the "Rights".

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GRANT OF RIGHT AND LICENCE

3. The Licensor hereby grants to the Licensee and the Licensee hereby accepts from the Licensor the right and license to manage and operate the Licensor's store located at 12968 232nd Street, Maple Ridge, British Columbia as well as a right of first refusal to negotiate terms over the future possibility for the Licensee to manage and operate a further number of the Licensor's stores located in the Lower Mainland of British Columbia.


TERM

4. This Agreement shall remain in full force and effect for a period of FIVE (5) YEARS with the Term terminating on June 29, 2010. (hereinafter such period is called the "Term")


RENEWAL AND RIGHT OF FIRST REFUSAL

5. The Licensee and Licensor agree as follows:

         Option to Renew

         a. The Licensee shall have the option to renew this Agreement for a further term of FIVE (5) YEARS (hereinafter called the "Renewal Term") upon the same terms and conditions set forth and contained in this Lease save and except the Fees of contained in this Agreement. The Renewal Term will commence upon the expiration of the term granted by this Agreement. If no agreement can be reached within 90 days of the date the Licensee exercises its option to renew, then the question of the Fee shall be submitted to Arbitration by one arbitrator or in the event the parties are unable to agree upon a single arbitrator then by three (3) arbitrators (one to be appointed by the other two arbitrators) pursuant to the Arbitration Act of the Province of British Columbia in effect at the time of the controversy. The arbitrator or if more than one, then at least one of them, shall be a Certified Business Valuator with experience in valuating franchises. The decision of the arbitrator or arbitrators, as the case may be, shall be binding upon the parties. Notwithstanding the said Arbitration Act, all costs or arbitration shall be shared by the Licensor and the Licensee. The option granted by the Licensor shall only be valid and binding upon the Licensor if it is exercised in writing by the Licensee not less than SIX (6) MONTHS before the expiration of the Term.
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         (i)      The Licensor shall not deal with the rights in any manner
                  except as provided in this Agreement, that is it shall not deal with the rights except during the SIX (6) MONTHS the Term as contemplated in the foregoing section and only if the Licensee has not exercised its option to renew


         b)       Right of First Refusal

                  During the duration of the Term only and during any holdover period in which the Licensee continues to have the benefit of the Rights (or a portion thereof), the Licensor may solicit offers or make an offer to grant operating and managing rights similar to that of this Agreement for other Licensor stores located in the Lower Mainland of British Columbia but only for a FIVE (5) YEAR term. The Licensor shall not accept any offer or make any offer to any other person without first giving the Licensee notice in writing, the Licensor is willing to accept an offer from the Licensee on similar terms. The Licensor shall deliver a written offer to the Licensee (the "Offer") setting out the consideration, terms and conditions. The Offer shall remain open for acceptance by the Licensor for a period of FOURTEEN (14) Days from and after the date of receipt of the Offer by the Licensee. If the Licensee accepts the Offer, a binding contract of a Management License Agreement shall come into effect. If the Licensee does not accept the Offer, then the Licensor may grant such Rights to any other person, firm or corporation (a "Third Party") provided, however, that:

         (i) the Rights may not be granted to a Third Party upon terms more favourable to such Third Party than the terms contained in the Offer;

         (ii) if the Rights are not granted to a Third Party on the terms as contemplated in the Offer, the Licensor shall not be entitled to grant such Rights to a Third Party and the provisions of these sections under the heading "Renewal" in this Agreement shall again become applicable to any offer or grant of Rights by the Licensor.



FEES AND ROYALTIES

6. The Fee, being the consideration for the grant of the Rights under this Agreement shall be the issuance of 600,000 shares of common stock by the Licensee upon the signing of this Agreement.
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         The Licensor will have a share of 30% of monthly profits net of expenses, as defined by Generally Accepted Accounting Principles, of the Licensee managed store located at 12968 232nd Street, Maple Ridge, British Columbia. The Licensor's share will be remitted to the Licensor by the Licensee by the fifteen of the following month. The Licensor has the right to hire an auditor in order to validate the storei|s accounting.

7. Except for the aforesaid consideration stated in the previous paragraph, the Licensee shall not be required to make any other payment to the Licensor for the Rights during the Term. There are no royalties, percentage fee, or consideration of any kind payable for the Rights or the ongoing use of the Rights by the Licensee during the term.


SALE ASSIGNMENT AND TRANSFER

8. The Licensee may assign, sell, and transfer ("Transfer") its interest in this Agreement or the Rights granted herein at anytime with FOURTEEN
         (14) DAYS prior notice to the Licensor. A Transfer shall also mean the sale of all or a portion of the corporate shares of the Licensee resulting in a charge in control. The Licensee may without consent of the Licensor and without notice to the Licensor assign, sell and transfer all of her interest in this Agreement or the Rights to a corporation incorporated or to be incorporated (the "Assignee"), of which the Licensee or a person of her immediate family (including child, parent, spouse, sibling) is a shareholder. To the extent the Assignee assumes the covenants and obligations of the Licensee hereunder, the Licensee shall thereupon and without further agreement, be freed and relieved of all liability with respect to such covenants and obligations.



PROMOTION

9. The Licensee is responsible for the promotional events and costs related to the licensee managed store located at 12968 232nd Street, Maple Ridge, British Columbia.


TRAINING

10. The Licensee is responsible for the technical support, training and management of employees related to the licensee managed store located at 12968 232nd Street, Maple Ridge, British Columbia.

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GENERAL PROVISIONS

Law Applicable

11. This agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia.

Entire Agreement

12. This agreement constitutes the entire agreement between the parties and supersedes all previous agreements and understandings between the parties in any way relating to the subject matter hereof. It is expressly understood and agreed that the Company has made no representations, inducements, warranties or promises whether direct, indirect or collateral, oral or otherwise, concerning this agreement, the matters herein, the business franchised hereunder or concerning any other matter, which are not embodied herein.

Severability of Clauses

13. If any covenant or other provision of this agreement is invalid, illegal or incapable of being enforced by reason of any rule of law or public policy such covenant or other provision shall be severed; all other conditions and provisions of this agreement shall, nevertheless, remain in full force and effect and no covenant or provision shall be deemed dependant upon any other covenant or provision unless so expressed herein.

Time of Essence

14. Time shall be of the essence of this agreement and of each and every part hereof.

Notices

15. All notices, requests, demands or other communications (collectively "Notices") by the terms hereof required or permitted to be given by one party to another shall be given in writing by personal delivery or by registered mail, postage prepaid, addressed to the other parties or delivered to such other parties as follows:

         (a)      To the Licensor at: Beta Enterprises Inc.
                                      802-728 Broughton Street
                                      Vancouver, British Columbia
                                      Canada

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         (b)      To the Licensee at: Paracap Corporation
                                      5525 West Boulevard, Suite 443
                                      Vancouver, British Columbia
                                      Canada

                           or at such other address as may be given by one of
                  them to the other in writing from time to time, and such Notices shall be deemed to have been received when delivered, or if mailed, FOURTEEN (14) DAYS after the date of mailing thereof; provided that if any such Notice shall have been mailed and if regular mail service shall be interrupted by strike or other irregularity before the deemed receipt of such Notice as aforesaid, then such Notice shall not be effective unless delivered.

Agreement Binding Upon Successors and Assigns

16. Subject to the restrictions on assignment herein contained, this agreement shall ensure to the benefit of and be binding upon the Licensee and the Licensor and their respective successors, legal representatives and assigns.


IN WITNESS WHEREOF the parties hereto have duly executed this Agreement the day and year first above written.


per: Beta Enterprises Inc.


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Authorized Signatory:




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                  Witness


per: Paracap Corporation

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Authorized Signatory:




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                  Witness